SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                       --------------------------------



                                 FORM 8-K/A-1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the
                       SECURITIES EXCHANGE ACT OF 1934





Date of earliest event reported:  February 11, 1997
(Amending  Form 8K filed on  December  13,  1996 to report  event on December 2,
1996)




                          Able Telcom Holding Corp.
              (Exact name of registrant as specified in charter)


           Florida                     0-21986                   65-0013218
 (State or other jurisdiction        (Commission                (IRS employer
      of incorporation)              file number)            identification no.)



   1601 Forum Place, Suite 1110, West Palm Beach, Florida          33401
         (Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code:  (561) 688-0400





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Item 2. Acquisition or Disposition of Assets.

     On December 2, 1996, the Registrant, through its wholly owned subsidiary, Telecommunication Services Group, Inc., a Florida corporation ("TSG"), acquired all the issued and outstanding capital stock of Dial Communications, Inc., a Florida corporation ("Dial"), from its sole shareholders, William E. and Sybil
C. Newton (the "Sellers"). (the acquisition of such stock, as described herein, is referred to as the "Acquisition").The Acquisition was effected on December 2, 1996, with a Stock Purchase Agreement (the "Acquisition Agreement") among TSG, the Registrant and the Sellers. The purchase price was 3,000,000 paid in cash, 108,489 shares of common stock of the Registrant, and a three-year promissory note of the Registrant and TSG in the amount of $892,000 bearing interest at prime plus 1/2%. The Registrant funded the cash component of the purchase price in part through its line of credit and in part through a $1.9 million term loan, both with Sun Trust, N.A.

     In connection with the Acquisition, the Registrant entered into a three-month employment agreement with Sybil C. Newton and an 18-month consulting agreement with William E. Newton.

     Dial is a provider of advanced telecommunication network services including the installation and integration of both outside and inside plant; typically, fiber optic and coaxial cable, and ancillary equipment for digital voice, data, and video transmission installed to upgrade existing networks and to provide connectivity to office buildings, local, and wide area networks. Dial operates primarily in northern Florida, Alabama and Georgia for more than 25 years.

Item 7. Financial Statements and Exhibits.

      The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K:

      (a)   Financial Statements.

     The acquired company does not meet the definition of a significant subsidiary; therefore no historical financial information is required.

      (b)   Pro Forma Financial Information.

     The acquired company does not meet the definition of a significant subsidiary; therefore no pro forma financial information is required.

      (c)   Exhibits.

     None

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ABLE TELCOM HOLDING CORP.

                                            By:  /s/ Daniel L. Osborne
                                                 -------------------------
                                                 Daniel L. Osborne
                                                 Chief Accounting Officer


Dated: February 11, 1997